UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Under Rule 14a-12

SOTHEBY’S

(Name of the Registrant as Specified in its Charter)

THIRD POINT LLC

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT REINSURANCE CO. LTD.

LYXOR/THIRD POINT FUND LIMITED

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

DANIEL S. LOEB

HARRY J. WILSON

OLIVIER REZA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On March 26, 2014, Third Point LLC (“Third Point”) and Daniel S. Loeb, together with Harry J. Wilson and Olivier Reza, filed with the U.S. Securities and Exchange Commission (the “SEC”) a fourth amendment to their Schedule 13D (“Amendment No. 4”) with respect to Sotheby’s, a Delaware corporation (the “Company”). Amendment No. 4 is attached hereto as Exhibit 1 and is incorporated herein by reference.

Important Information

In connection with its solicitation of proxies for the 2014 annual meeting of the Company, Third Point LLC and certain of its affiliates have filed a preliminary proxy statement, originally filed on March 17, 2014 (the “Preliminary Proxy Statement”), with the SEC. Third Point LLC will furnish the definitive proxy statement to the Company’s stockholders, together with a WHITE proxy card. THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PRELIMINARY PROXY STATEMENT, AS FILED, AND ANY FURTHER OR OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

The following persons are participants in the solicitation of the Company’s stockholders: Third Point LLC, Daniel S. Loeb, Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Reinsurance Co. Ltd., Lyxor/Third Point Fund Limited, Third Point Advisors LLC, Third Point Advisors II LLC, Harry J. Wilson and Olivier Reza. Certain of these persons hold direct or indirect interests as of 4:00 p.m., New York City time, on March 25, 2014 as follows: Third Point LLC beneficially owns 6,650,000 shares of the common stock, par value $0.01 per share (the “Common Stock”); Mr. Loeb beneficially owns 6,650,000 shares of Common Stock; Third Point Offshore Master Fund L.P. may be deemed to beneficially own 2,760,500 shares of Common Stock; Third Point Ultra Master Fund L.P. may be deemed to beneficially own 1,801,700 shares of Common Stock; Third Point Partners L.P. may be deemed to beneficially own 178,600 shares of Common Stock; Third Point Partners Qualified L.P. may be deemed to beneficially own 1,103,200 shares of Common Stock; Third Point Reinsurance Co. Ltd. may be deemed to beneficially own 684,400 shares of Common Stock; Lyxor/Third Point Fund Limited may be deemed to beneficially own 121,600 shares of Common Stock; Third Point Advisors LLC may be deemed to beneficially own 1,281,800 shares of Common Stock; Third Point Advisors II LLC may be deemed to beneficially own 4,562,200 shares of Common Stock; Mr. Wilson beneficially owns 15,000 shares of Common Stock; Mr. Reza beneficially owns 10,000 shares of Common Stock; and Messrs. Loeb, Reza and Wilson each have an interest in being nominated and elected as a director of the Company.

Exhibits

Exhibit 1	Amendment No. 4 to Schedule 13D of Third Point LLC, Daniel S. Loeb, Harry J. Wilson, and Olivier Reza, filed with the SEC on March 26, 2014.